Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Announces Sale of Speedpay U.S. Domestic Bill Pay Business and new $1 billion Share Repurchase Program

The Company agrees to sell Speedpay for $750 million in cash

DENVER, February 28, 2019: The Western Union Company (NYSE: WU), a global leader in cross-border, cross-currency money movement, and ACI Worldwide (NASDAQ: ACIW), a leading global provider of real-time electronic payment and banking solutions, today announced they have entered into a definitive agreement for ACI to acquire Speedpay, Western Union’s United States bill pay business, for $750 million in an all-cash transaction.  The transaction is expected to close by the end of the second quarter of 2019, subject to customary closing conditions and regulatory approvals.

The Company also announced that its Board of Directors approved a new three-year share repurchase authorization.  The new $1.0 billion share repurchase authorization will expire December 31, 2021 and is in addition to the $544 million remaining under the previous authorization as of December 31, 2018.

Hikmet Ersek, president and CEO of Western Union, stated, “Divesting the Speedpay business allows us to concentrate our resources on our cross-border money movement strategies and monetize a non-core asset for our shareholders.  Our strategy remains focused on expanding our digital services, leveraging our platform to unlock new cross-border, cross-currency payments opportunities, and generating additional operating efficiencies.”

Ersek added, “We are also pleased to announce a new share repurchase authorization, which signifies our continued commitment to shareholder-focused capital allocation.”

Speedpay provides electronic bill presentment and payment solutions to a variety of business sectors in the U.S., including utilities, auto finance, mortgage, consumer finance, insurance, telecommunications, and government finance.  The Speedpay business generated approximately $350 million of revenue in 2018, representing 6% of total Western Union revenue, and approximately $90 million of operating income, which includes approximately $10 million of corporate expenses allocated to the business.

The Company expects to record a pre-tax gain on the sale of approximately $500 million when the transaction closes.  Net proceeds of the transaction, after taxes on the gain, are projected to be approximately $575 million and the Company intends to use the proceeds to return capital to shareholders and manage its capital structure.

The Company will update its 2019 outlook to reflect the divestiture, including the gain on sale impact to GAAP EPS and the effect from removal of a partial year of Speedpay earnings, as well as any impact from use of proceeds in 2019, in its first quarter earnings release.  The Company does not expect the divestiture to affect its 2019 operating margin outlook of approximately 20%.

Centerview Partners LLC is acting as financial advisor to Western Union on the Speedpay transaction and Sidley Austin LLP is acting as legal counsel.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook” and other similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” “could,” and “might” are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the “Risk Factors” section and throughout the Annual Report on Form 10-K for the year ended December 31, 2018. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions, including trade restrictions and government sanctions, in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; changes in tax laws, or their interpretation, including with respect to United States tax reform legislation enacted in December 2017 (the “Tax Act”), any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from business transformation, productivity and cost-savings, and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations, in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with the settlement agreements with the United States Department of Justice, certain United States Attorney’s Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general (the “Joint Settlement Agreements”), and those associated with the January 4, 2018 consent order which resolved a matter with the New York State Department of Financial Services (the “NYDFS Consent Order”); liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security, including with respect to the General Data Protection Regulation (“GDPR”) approved by the European Union (“EU”); failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau (“CFPB”) and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; (iii) events related to the Speedpay transaction, such as: the impact on the Company of the consummation of the sale of Speedpay; the timely receipt of regulatory approvals necessary to consummate the sale of Speepday within the timeframe contemplated by the parties; the ability of the Company and ACI to consummate the sale of Speedpay on a timely and effective basis, including the ability to timely separate the Speedpay business from the Company and the ability to timely perform post-divestiture transition services and support (including the ability to timely receive third-party consents necessary in connection therewith); distraction of management in connection with efforts to consummate the sale of Speedpay and to implement post-divestiture transition services and support; and risk of unanticipated costs, liabilities and adverse impact on business operations arising from the Company’s provision of post-divestiture transition services and support in connection with the sale of Speedpay; and (iv) other events, such as: catastrophic events; and management’s ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a global leader in cross-border, cross-currency money movement. Our omnichannel platform connects the digital and physical worlds and makes it possible for consumers and businesses to send and receive money and make payments with speed, ease, and reliability.  As of December 31, 2018, our network included over 550,000 retail agent locations offering Western Union, Vigo or Orlandi Valuta branded services in more than 200 countries and territories, with the capability to send money to billions of accounts. Additionally, westernunion.com, our fastest growing channel in 2018, is available in more than 60 countries, plus additional territories, to move money around the world.  In 2018, we moved over $300 billion in principal in nearly 130 currencies and processed 34 transactions every second across all our services. With our global reach, Western Union moves money for better, connecting family, friends and businesses to enable financial inclusion and support economic growth. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Claire Treacy

+1 (720) 332-0652

claire.treacy@westernunion.com

Investor Relations:

Mike Salop

+1(720) 332-8276

mike.salop@westernunion.com